Exhibit 10.1

                                    Amendment

                                     to the

              Amended and Restated Incentive Compensation Agreement

         This Amendment to the Amended and Restated Agreement, dated June 11, 2003, between GP Strategies Corporation, a Delaware corporation with principal executive offices at 777 Westchester Avenue, White Plains, NY 10604 (the "Company"), and Jerome I. Feldman, residing at 145 West Patent Road, Bedford Hills, NY 10507 ("Employee"), is effective as of October 1, 2003.

         WHEREAS, the Company and Employee originally entered into an agreement, dated as of May 3, 2002, to provide incentive compensation to Employee, which agreement was subsequently amended and restated, effective as of June 11, 2003 (the "Amended and Restated Agreement");

         WHEREAS, the Company and Employee wish to amend the Amended and Restated Agreement to modify the timing of certain payments under the Amended and Restated Agreement.

         NOW, THEREFORE, intending to be legally bound, and for and in consideration of the mutual covenants set forth herein, the parties hereto agree to amend the Amended and Restated Agreement as follows:

         1. Section 1 of the Amended and Restated Agreement is hereby amended by adding the following new paragraphs to the end thereof:

                  Notwithstanding the foregoing, Employee may, by written notice (a "Deferral Notice") to the Company, elect to defer receipt of all, or a portion, of any Incentive Payment (any amount so deferred being a "Deferred Amount") for a Deferral Period; provided that (x) any Deferral Notice with respect to any Incentive Payment earned prior to December 31, 2003 must be given prior to December 1, 2003, (y) any Deferral Notice with respect to any Incentive Payment earned on or after December 31, 2003 must be given at least five business days prior to the date that such Incentive Payment is earned (the date any Incentive Payment is earned is referred to as the "Earned Date" for such Incentive Payment), and (z) if, on any Earned Date, any amount of principal or interest on any outstanding loan from the Company to Employee (a "Loan Amount") is due and payable and is not otherwise paid, the Deferred Amount shall not exceed the excess, if any, of the amount of the Incentive Payment earned on such Earned Date over the Loan Amount then due.


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                  Interest on each Deferred Amount shall accrue, from the
                  related Earned Date to the last day of the related Deferral Period, at the prime lending rate announced by Fleet Bank, N.A. (or its successor) from time to time minus 1%. Each Deferred Amount, together with all accrued interest thereon, shall be paid on the last day of the related Deferral Period.

                  The "Deferral Period" with respect to any Deferred Amount shall be the period set forth in the related Deferral Notice, provided that

                           (i) no Deferral Period shall be less than six months (except as provided in clauses (iii) and (iv) below);

                           (ii) unless Employee provides written notice to the Company at least 30 days prior to the expiration of any Deferral Period that Employee elects to receive the related Deferred Amount, such Deferral Period shall be extended automatically for an additional period equal to the original related Deferral Period, subject to clauses (iii) and (iv);

                           (iii) no Deferral Period shall end later than December 31, 2013; and

                           (iv) if any Loan Amount becomes due and payable and is not otherwise paid, the Deferral Period shall terminate (or, in the case of the application of (ii), not be extended) with respect to the lesser of (x) the aggregate of the then-outstanding Deferred Amounts and interest thereon and (y) such Loan Amount.

                  In any case where clause (iv) of the definition of Deferral Period is applicable and the amount in clause (y) is less than the amount in clause (x), the Deferral Periods which shall terminate (in whole or in part) shall be those which would otherwise terminate latest unless otherwise specified by Employee by notice to the Company given not later than such termination date.


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         2. Except as otherwise amended by hereby, the Amended and Restated
Agreement shall remain unamended and in full force and effect.


                                         GP STRATEGIES CORPORATION



                                         By:__________________________________
                                            Its:______________________________



                                         ------------------------------------
                                         Jerome I. Feldman

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